Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unless otherwise specified, capitalized terms used herein but not defined herein have the meanings given to such terms in the definitive proxy statement dated November 14, 2024 and filed with the Securities and Exchange Commission.

Introduction

The unaudited pro forma condensed combined balance sheet as of September 30, 2024 and the unaudited pro forma condensed combined statements of operations and comprehensive loss for the nine months ended September 30, 2024 and the year ended December 31, 2023 present the historical financial statements of SPAC and AleAnna, adjusted to reflect the Business Combination. The unaudited condensed combined pro forma balance sheet as of September 30, 2024 gives pro forma effect to the business combination and related transactions as if they had occurred on September 30, 2024. The unaudited pro forma condensed combined statements of operations and comprehensive loss for the nine months ended September 30, 2024 and year ended December 31, 2023 give pro forma effect to the business combination and related transactions as if they had been consummated on January 1, 2023. The unaudited pro forma condensed combined financial information has been prepared in accordance with Regulation S-X, as amended.

We are providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the transactions. SPAC is a blank check company whose purpose is to acquire, through a merger, share exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. AleAnna is a natural gas resource company focused on conventional and renewable natural gas production in Italy.

The Business Combination included, among other things:

●	(i) SPAC undergoing the Domestication and changing its name to “AleAnna, Inc.”; (ii) each SPAC Class A Ordinary Share converting into one share of Surviving PubCo Class A Common Stock; (iii) each SPAC Class B Ordinary Share converting into one share of Surviving PubCo Class B Common Stock in the Domestication and then each share of Surviving PubCo Class B Common Stock converting into one share of Surviving PubCo Class A Common Stock at the completion of the Business Combination; (iv) each warrant to purchase SPAC Class A Ordinary Shares becoming exercisable by its terms to purchase an equal number of shares of Surviving PubCo Class A Common Stock; and (v) a series Surviving PubCo Class C Common Stock being authorized, each share of which will have voting rights equal to a share of Surviving PubCo Class A Common Stock but which shall have no entitlement to earnings or distributions of Surviving PubCo;

●	following the Domestication but prior to the Merger, (i) Surviving PubCo contributed to HoldCo (a) all of its assets (excluding its interests in HoldCo), including, for the avoidance of doubt, the Available Cash (as defined herein), and (b) a number of shares of Surviving PubCo Class C Common Stock equal to the number of Class C HoldCo Units designated to be issued to the AleAnna Members, and (ii) HoldCo issued to Surviving PubCo a number of Class A HoldCo Units which equaled the number of shares of Surviving PubCo Class A Common Stock issued and outstanding immediately after the Closing;

●	following the Pre-Closing Contribution, Merger Sub merged with and into AleAnna, with AleAnna being the surviving company and a wholly-owned subsidiary of HoldCo. Each AleAnna Member received its pro rata portion of 65,098,476 shares of (a) Surviving PubCo Class A Common Stock or (b) Surviving PubCo Class C Common Stock (with one Class C HoldCo Unit to accompany each share of Surviving PubCo Class C Common Stock) in the Merger, as determined by the AleAnna Board. Nautilus, which owned approximately 97% of AleAnna prior to the transaction, received 25,994,400 shares of Surviving PubCo Class C Common Stock and 25,994,400 Class C HoldCo Units in the Merger, as well as 37,134,194 shares of Surviving PubCo Class A Common Stock. The other AleAnna Member, Bonanza Resources (Texas) Inc. received 1,969,882 shares of Surviving PubCo Class A Common Stock. The exact number of Class C HoldCo Units and Class A HoldCo Units issued may change once the business combination is finalized; and

●	the common control reverse recapitalization between SPAC and AleAnna.

The unaudited pro forma condensed combined financial information has been developed from and should be read in conjunction with:

●	the notes accompanying the unaudited pro forma condensed combined financial statements;

●	the historical audited and unaudited financial statements of SPAC included elsewhere in this Form S-4;

●	the historical audited and unaudited financial statements of AleAnna included elsewhere in this Form S-4;

●	the discussion of the financial condition and results of operations of SPAC and AleAnna included elsewhere in this Form S-4; and

●	other information contained in this Form S-4, including the Business Combination and the description of certain terms thereof.

The Transactions were accomplished through an “Up-C” structure and the classification of consideration received by the AleAnna Members, as the equityholders of AleAnna immediately prior to the Closing, reflects such “Up-C” structure. Following the Closing, the AleAnna Members hold 39,104,076 shares of Surviving PubCo Class A Common Stock, 25,994,400 Class C HoldCo Units that are exchangeable for an aggregate of 25,994,400 shares of Surviving PubCo Class A Common Stock and 25,994,400 shares of Surviving PubCo Class C Common Stock.

The estimated allocation of AleAnna Member shares disclosed in Amendment No. 3 to the registration statement on Form S-4, filed with the SEC on November 14, 2024, was 54,028,594 Class C HoldCo Units and 11,069,882 shares of Surviving PubCo Class A Common Stock. Following that filing and prior to the Closing, the final share counts were determined, resulting in a revised allocation as noted above. Although this reallocation between Class C HoldCo Units and Class A Common Stock impacted the noncontrolling interest percentage held by AleAnna Member Class C HoldCo unitholders, it did not change the total share counts or the overall diluted ownership percentage of AleAnna.

Due to the uncertainty of the amount and timing of future exchanges of Class C HoldCo Units, the unaudited pro forma condensed combined financial information assumes that no exchanges of Class C HoldCo Units have occurred and therefore, no increases in tax basis have been realized. Additionally, AleAnna would recognize a full valuation allowance for any deferred tax asset realized based on AleAnna’s current assessment of the future realizability.

The following summarizes the Surviving PubCo Common Stock outstanding as of December 13, 2024. The percentage of beneficial ownership is based on 66,554,833 shares of Company’s Class A Common Stock and Class C Common Stock issued and outstanding as of December 13, 2024.

	Shares	%
SPAC Public Shareholders(1)	56,357	0.08%
AleAnna Members and Affiliates(2)	65,098,476	97.80%
Sponsor, Anchor Investors and NRA Parties(3)	1,400,000	2.10%
Total Shares at Closing	66,554,833	100.00%

(1)	SPAC Public Shareholders holding 1,158,556 SPAC Class A Ordinary Shares exercised their Redemption Rights for an aggregate payment of approximately $13.2 million (based on the per-share redemption price of approximately $11.39 per share) from the Trust Account.
(2)	Includes 25,994,400 shares of Surviving PubCo Class C Common Stock and 39,104,076 shares of Surviving PubCo Class A Common Stock issued to Nautilus Resources LLC and other entities controlled by the beneficial owner of Nautilus Resources LLC for their 247,824 AleAnna Common Units and 105,711 Class 1 Preferred Units. Also includes 1,969,882 shares of Surviving PubCo Class A Common Stock issued to Bonanza Resources (Texas) Inc. for its 18,679 AleAnna Common Units.
(3)	Reflects forfeiture of an aggregate of 4,225,000 SPAC Class A and SPAC Class B Ordinary Shares held by Sponsor, Anchor Investors and NRA Parties at closing. Sponsor, Anchor Investors and NRA Parties retained 1,400,000 shares of Surviving PubCo Class A Common Stock. Also reflects the surrender of 6,350,000 SPAC Private Warrants held by Sponsor and 3,000,000 SPAC Private Warrants held by Anchor Investors in connection with the completion of the Business Combination.

These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would have been obtained had the Business Combination and related transactions actually been completed on the assumed date or for the period presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed consolidated combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of September 30, 2024

			Transaction
	Historical		Accounting		Pro Forma
	Swiftmerge	AleAnna	Adjustments	Note 2	Combined
ASSETS
Current Assets
Cash	$9,520	$43,370,175	$(8,155,323)	(a)	$35,224,372
Prepaid expenses and other assets	22,543	2,760,106	(830,518)	(c)	1,952,131
Total current assets	32,063	46,130,281	(8,985,841)		37,176,503

Cash held in Trust Account	$13,713,477	$-	$(13,713,477)	(a)	$-
Natural gas and other properties, successful efforts method	-	30,912,739	-		30,912,739
Renewable natural gas properties	-	9,525,352	-		9,525,352
Value-added tax refund receivable	-	5,858,639	-		5,858,639
Operating lease right-of-use assets	-	1,842,659	-		1,842,659
Deferred tax assets	-	-	-	(b)	-
Total assets	$13,745,540	$94,269,670	$(22,699,318)		$85,315,892

LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS' (DEFICIT) EQUITY
Current Liabilities
Promissory note - related party	$1,006,000	$-	$(1,006,000)	(a)	$-
Accounts payable and accrued expenses	2,968,066	1,772,612	(3,819,127)	(a)	921,551
Due to Sponsor and related party	266,800	-	(266,800)	(a)	-
Lease liability, short term	-	166,293	-		166,293
Contingent consideration, short term	-	14,572,288	-		14,572,288
Derivative liability, at fair value	-	-	-		-
Total current liabilities	$4,240,866	$16,511,193	$(5,091,927)		$15,660,32

Asset retirement obligation	$-	$4,342,611	$-		$4,342,611
Lease liability, long term	-	1,748,995	-		1,748,995
Contingent consideration, long term	-	12,215,323	-		12,215,323
Total liabilities	$4,240,866	$34,818,122	$(5,091,927)		$33,967,061

AleAnna's Temporary Equity (Class 1 Preferred Units)	$-	$369,987,776	$(369,987,776)	(e)	$-

Class A ordinary shares subject to possible redemption	13,613,477	-	(13,613,477)	(d), (e)	-
Total Temporary Equity and Redeemable Common Stock	$13,613,477	$369,987,776	$(383,601,253)		$-

Class A Common Stock	$337	$-	$3,719	(e)	$4,056
Class B Common Stock	225	-	(225)	(e)	-
Class C Common Stock	-	-	2,599	(e)	2,599
Additional paid-in capital	-	-	226,722,424	(e)	226,722,424
Accumulated other comprehensive loss		(4,962,129)	-		(4,962,129)
Accumulated deficit	(4,109,365)	(306,000,508)	119,636,379	(e)	(190,473,494)
Noncontrolling interest	$-	$426,409	$19,628,965	(e), (f)	$20,055,374
Total stockholders' equity (deficit)	(4,108,803)	(310,536,228)	365,993,862		51,348,831
Total Liabilities, Temporary Equity, Redeemable Common Stock and Stockholders' (Deficit) Equity	$13,745,540	$94,269,670	$(22,669,319)		$85,315,891

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Nine Months Ended September 30, 2024

			Transaction
	Historical		Accounting		Pro Forma
	Swiftmerge	AleAnna	Adjustments	Note 2	Combined
Revenues	$-	$648,328	$-		$648,328

Cost of revenues	-	538,607	-		538,607
General and administrative	1,186,878	4,473,833	-		5,660,711
Depreciation		51,311
Accretion of asset retirement obligation	-	99,930	-		99,930
Increase in contingent consideration liability	-	304,929	-		304,929
Total operating expenses	$1,186,878	$5,468,610	$-		$6,604,177

Loss from operations	$(1,186,878)	$(4,820,282)	$-		$(5,955,849)

Other income (expense):
Gain on investments held in Trust Account	$663,121	$-	$(663,121)	(g)	$-
Change in fair value of derivative liability	-	173,177	-		173,177
Interest and other income	-	1,325,660	-		1,325,660
Total other income (expense)	$663,121	$1,498,837	$(663,121)		$1,498,837

Loss before provision for income taxes	$(523,757)	$(3,321,445)	$(663,121)		$(4,457,012)
Income tax expense	-	-	-		-
Net loss	$(523,757)	$(3,321,445)	$(663,121)		$(4,457,012)
Net loss attributable to noncontrolling interest	-	-	(1,740,780)	(h)	(1,740,780)
Net loss attributable to AleAnna, Inc.	$(523,757)	$(3,321,445)	$1,077,659		$(2,716,232)

Weighted average Class A Common Stock outstanding, basic and diluted				(i)	40,560,433
Net loss per share of Class A Common Stock, basic and diluted				(i)	$(0.07)

Basic and diluted weighted average AleAnna Common Units outstanding, basic and diluted		266,503
Basic and diluted net loss per AleAnna Common Unit		($595.66)

Basic and diluted weighted average shares outstanding, Class A redeemable ordinary shares	1,542,591
Basic and diluted net loss per Class A redeemable ordinary shares	$(0.07)

Basic and diluted weighted average shares outstanding, Class A non-redeemable ordinary shares	3,375,000
Basic and diluted net loss per Class A non-redeemable ordinary shares	$(0.07)

Basic and diluted weighted average shares outstanding, Class B ordinary shares	2,250,000
Basic and diluted net loss per Class B ordinary shares	$(0.07)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Year Ended December 31, 2023

			Transaction
	Historical		Accounting		Pro Forma
	Swiftmerge	AleAnna	Adjustments	Note 2	Combined
General and administrative	$3,085,175	$5,634,150	$3,987,967	(j)	$12,707,292
Accretion of asset retirement obligation	-	133,239	-		133,239
Increase in contingent consideration liability	-	866,519	-		866,519
Total operating expenses	$3,085,175	$6,633,908	$3,987,967		$13,707,050

Loss from operations	$(3,085,175)	$(6,633,908)	$(3,987,967)		$(13,707,050)

Other income (expense):
Gain on investments held in Trust Account	$6,501,789	$-	$(6,501,789)	(g)	$-
Other income and expenses	-	(102,041)	-		(102,041)
Change in fair value of derivative liability	-	708,869	-		708,869
Total other income (expense)	$6,501,789	$606,828	$(6,501,789)		$606,828

Loss before provision for income taxes	$3,416,614	$(6,027,080)	$(10,489,756)		$(13,100,222)
Income tax expense	-	-	-		-
Net loss	$3,416,614	$(6,027,080)	$(10,489,756)		$(13,100,222)
Net loss attributable to noncontrolling interest	-	-	(5,116,569)	(h)	(5,116,569)
Net loss attributable to AleAnna, Inc.	$3,416,614	$(6,027,080)	$(5,373,187)		$(7,983,653)

Weighted average Class A Common Stock outstanding, basic and diluted				(i)	40,560,433
Net loss per share of Class A Common Stock, basic and diluted				(i)	$(0.20)

Basic and diluted weighted average AleAnna Common Units outstanding, basic and diluted		266,503
Basic and diluted net loss per AleAnna Common Unit		$(222.31)

Basic and diluted weighted average shares outstanding, Class A redeemable ordinary shares	10,232,877
Basic and diluted net loss per Class A redeemable ordinary shares	$0.22

Basic and diluted weighted average shares outstanding, Class A non-redeemable ordinary shares	1,840,068
Basic and diluted net loss per Class A non-redeemable ordinary shares	$0.22

Basic and diluted weighted average shares outstanding, Class B ordinary shares	3,784,932
Basic and diluted net loss per Class B ordinary shares	$0.22

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 - Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared to illustrate the estimated effect of the business combination.

The Business Combination has been accounted for as a common control transaction with respect to AleAnna which is akin to a reverse recapitalization. This conclusion was based on the fact that Nautilus Member had a controlling financial interest in AleAnna prior to the Business Combination and has a controlling financial interest in Surviving PubCo, which includes AleAnna as a wholly owned subsidiary. The net assets of SPAC are stated at their historical carrying amounts with no goodwill or intangible assets recognized in accordance with U.S. GAAP. The Business Combination with respect to AleAnna will not be treated as a change in control primarily due to Nautilus Member receiving the controlling voting stake in Surviving PubCo and the ability of Nautilus Member to nominate the full board of directors and management of Surviving PubCo.

Under a reverse recapitalization, SPAC was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of AleAnna issuing stock for the net assets of SPAC, accompanied by a recapitalization.

Note 2 - Transaction Accounting Adjustments

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2024 are as follows:

(a) Cash. Represents the impact of the business combination, accounted for as a common control reverse recapitalization, on the cash balance of AleAnna.

The table below represents the Business Combination sources and uses of funds as of September 30, 2024, accounted for as a common control reverse recapitalization:

	Note
Cash balance of AleAnna prior to Business Combination*		$43,370,175
Cash balance of SPAC prior to Business Combination*		9,520
Total cash balance prior to Business Combination*		43,379,695

Transaction cash adjustments:
Cash held in Trust Account at September 30, 2024	(1)	13,832,431
Payment to redeeming SPAC Public Shareholders	(2)	(13,190,777)
Payment of transaction fees and expenses	(3)	(6,554,078)
Payment of Director and Officer insurance premium	(4)	(546,900)
Payment of Sponsor Note and other related party payables	(5)	(1,696,000)
Total transaction cash adjustments		(8,155,323)
Pro forma cash balance		$35,224,372

*	Business Combination is accounted for as a common control reverse recapitalization for purposes of unaudited pro forma condensed combined financial information.
(1)	Represents release of the restricted investments held in the Trust Account to fund the closing of the Business Combination, accounted for as a common control reverse acquisition.
(2)	Represents the amount paid to SPAC Public Shareholders exercised their Redemption Rights, including payment of accrued interest.
(3)	Reflects payment of remaining legal, audit, consulting and other transaction-related expenses in conjunction with the Closing.
(4)	Represents a Directors & Officers liability insurance policy entered into in connection with the Business Combination that was paid in conjunction with the Closing and recorded to prepaid expenses and other assets (see Note 2(c)).

(5)	Reflects the repayment of the Sponsor Note and all amounts due to Sponsor as of the Closing. The aggregate balance of the Sponsor Note and amounts due to Sponsor as of September 30, 2024 were $1.3 million, with an additional $0.4 million of amounts advanced to SPAC subsequent to September 30, 2024 but prior to the Closing.

(b) Adjustments for Deferred Taxes. No adjustments recognized as a full valuation allowance is established based on realizability to offset the net deferred tax assets. Deferred Taxes arise from differences between the financial statement and tax basis in the HoldCo interests, including legacy step-up basis adjustments, and net operating losses recorded at AleAnna. The adjustments for deferred taxes assume:

I.	the GAAP balance sheet as of September 30, 2024 is adjusted for the pro forma entries described herein;

II.	the estimated tax basis as of September 30, 2024 is adjusted for the pro forma entries described herein;

III.	a full valuation allowance is established to offset the net deferred tax assets based upon the assessment of realizability; and

IV.	no material changes in tax law.

AleAnna accrues liabilities or adjusts deferred taxes for unrecognized tax benefits. AleAnna has not recorded any unrecognized tax benefits as of September 30, 2024, that, if recognized, would affect its annual effective tax rate. However, as AleAnna continues to evaluate various accounting considerations, it may record uncertain tax positions under GAAP.

(c) Represents reclassification of costs that were previously recorded as deferred transaction costs to accumulated deficit, excluding approximately $0.6 million of payments for Directors & Officers liability insurance premiums that were recorded to prepaid expenses and other assets.

(d) SPAC Class A Ordinary Shares Subject to Possible Redemption. Represents reclassification of Swiftmerge’s redeemable shares into Swiftmerge’s Class A Common Stock in connection with the Business Combination, accounted for as a common control reverse recapitalization.

(e) Impact on Equity. The following table represents the equity impact of the Business Combination, accounted for as a common control reverse recapitalization:

	Note	Maximum Redemptions
Temporary Equity and Redeemable Common Stock
	(2)	(369,987,776)
	(4)	$(13,613,477)
Total Temporary Equity and Redeembable Common Stock Adjustments		$(383,601,253)

Class A Common Stock
	(2)	$3,910
	(3)	(197)
	(4)	6
Total Class A Common Stock adjustments		$3,719

Class B Common Stock	(3)	$(225)

Class C Common Stock	(2)	$2,599

Additional paid-in capital
	(2)	$369,981,463
	(3)	225
	(4)	635,701
	(5)	(4,109,365)
	(6)	(641,654)
	(7)	(139,143,946)
	(8)	-
Total Additional paid-in capital adjustments		$226,722,424

Accumulated deficit
	(5)	$4,109,365
	(6)	(3,987,967)
	(7)	119,514,981
	(8)	-
Total Accumulated deficit adjustments		$119,636,379

Noncontrolling interest	(7)	$19,628,965

(1)	NOT USED

(2)	Represents conversion of AleAnna’s Temporary Equity and Members’ Equity to Surviving PubCo Class C and Class A Common Stock. AleAnna Members’ Equity converted into 25,994,400 shares of Surviving PubCo Class C Common Stock and 39,104,076 shares of Surviving PubCo Class A Common Stock at par values of $0.0001 in connection with the Business Combination, accounted for as a common control reverse recapitalization.
(3)	Represents conversion of 2,250,000 SPAC Class B Ordinary Shares into shares of Class A Common Stock, and the ultimate surrender of those shares, at par value of $0.0001 in connection with the Business Combination. Also reflects the forfeiture of 1,975,000 Class A Ordinary Shares held by Sponsor, Anchor Investors and NRA Parties, at a par value of $0.0001. After the surrender of these 4,225,000 Class A and Class B Ordinary Shares, Sponsor, Anchor Investors, and NRA Parties retained 1,400,000 shares of Surviving PubCo Class A Common Stock. The Business Combination is accounted for as a common control reverse recapitalization.

(4)	Represents reclassification of the SPAC’s redeemable shares into Surviving PubCo Class A Common Stock in connection with the Business Combination, accounted for as a common control reverse recapitalization. Holders of 1,158,556 SPAC Class A Ordinary Shares were redeemed for aggregate redemption payments of approximately $13.2 million, including accrued interest, at a per share price of $11.39. This resulted in a reduction to equity with a corresponding decrease in investments held in the Trust Account. This adjustment also reflects the surrender of 6,350,000 SPAC Private Warrants held by Sponsor and 3,000,000 SPAC Private Warrants held by Anchor Investors in connection with the completion of the Business Combination.
(5)	Represents the reclassification of the SPAC’s historical accumulated deficit to additional paid-in capital in connection with the Business Combination, accounted for as a common control reverse recapitalization.
(6)	Represents transaction fees and expenses related to the Business Combination, accounted for as a common control reverse recapitalization, that were expensed in connection with the Business Combination (see Note 2(a)(3) Cash). The unaudited pro forma condensed combined balance sheet reflects AleAnna’s costs as a reduction of cash with a corresponding decrease in additional paid-in capital, up to the $0.6 million of proceeds received from the Trust, and SPAC's costs as a reduction of cash with a corresponding increase in accumulated deficit. AleAnna’s costs in excess of funds raised from the Business Combination were required to be expensed under GAAP and are reflected in this adjustment to accumulated deficit.
(7)	Represents reclassification of a portion of additional paid-in capital and accumulated deficit to noncontrolling interest (see Note 3(f) Noncontrolling Interest).
(8)	Although a long-term incentive plan is being contemplated, no awards had been granted as of the date of the Business Combination, and no stock-based compensation expense has been or will be recognized until the time at which an award is granted or the achievement under an award of any performance condition is deemed probable, as applicable.

(f) Noncontrolling Interest. An adjustment to reflect noncontrolling interest holders’ economic share of combined equity, pursuant to the post-combination structure of the combined companies. The respective controlling interests and noncontrolling interests in HoldCo as reflected in Surviving PubCo’s financial statements will depend on the level of redemptions. Following the Closing, holders of Surviving PubCo Class A Common Stock will own direct controlling interests in the results of the combined entity, while the Nautilus Member and one of its affiliates, the majority equityholders of AleAnna immediately prior to Closing, will own economic interests in HoldCo shown as noncontrolling interest in equity in the financial statements of AleAnna. The indirect economic interests are held by the Nautilus Member and one of its affiliates, the majority equityholders of AleAnna immediately prior to Closing, in the form of the HoldCo Exchange Right in an amount equal to the fair value of shares of Surviving PubCo Class A Common Stock.

The following table summarizes the economic interests of Surviving PubCo between the holders of Surviving PubCo Class A Common Stock and indirect economic interests held by HoldCo unitholders (assuming all Class C HoldCo Units are exchanged for Surviving PubCo Class C Common Stock):

	Economic Interests	% of Economic Interests
Surviving PubCo Class A Common Stock	40,560,433	60.94%
Surviving PubCo Class C Common Stock (Noncontrolling interest)	25,994,400	39.06%
Total	66,554,833	100.00%

The noncontrolling interest may decrease according to the number of shares of Surviving PubCo Class C Common Stock that are exchanged for shares of Surviving PubCo Class A Common Stock. The calculation of noncontrolling interest is based on the net assets of Surviving PubCo following the completion of the Business Combination. Noncontrolling interest increased by $19.6 million, with a corresponding decrease in additional paid-in capital and accumulated deficit. See Note 3(e)(7) Impact on Equity.

(g) Gains on Investments Held in Trust Account. Represents the elimination of gains on marketable securities held in the Trust Account.

(h) Net Loss to Noncontrolling Interest. The net loss of Surviving PubCo in each period presented was reduced as summarized below:

Nine Months Ended September 30, 2024
Pro forma net loss	$(4,457,012)
Noncontrolling interest percentage(1)	39.06%
Noncontrolling interest pro forma adjustment	(1,740,780)
Net loss attributable to AleAnna	$(2,716,232)

(1)	See Note 2(f) Noncontrolling Interest

Year Ended December 31, 2023
Pro forma net loss	$(13,100,222)
Noncontrolling interest percentage(1)	39.06%
Noncontrolling interest pro forma adjustment	(5,116,569)
Net loss attributable to AleAnna	$(7,983,653)

(1)	See Note 2(f) Noncontrolling Interest

(i) Earnings (Loss) Per Share. Represents the net income (loss) per share calculated using the weighted average shares outstanding. As the Business Combination is reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented. The unaudited pro forma condensed combined financial information includes the redemption by SPAC Public Shareholders of shares of SPAC Class A Ordinary Shares for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account for the nine months ended September 30, 2024 and the year ended December 31, 2023:

	Nine Months Ended September 30, 2024	Year Ended December 31, 2023
Pro forma net loss attributable to AleAnna	$(2,716,232)	$(7,983,653)
Weighted average shares of Surviving PubCo Clas A Common Stock outstanding, basic and diluted	40,560,433	40,560,433
Net loss per share of Surviving PubCo Class A Common Stock, basic and diluted	$(0.07)	$(0.20)

The 25,994,400 shares of Surviving PubCo Class C Common Stock and the 11,250,000 SPAC Public Warrants were not included in the calculation of diluted weighted average shares of Surviving PubCo Class A Common Stock outstanding as their inclusion would have been anti-dilutive.

(j) Transaction Expenses. Represents remaining transaction expenses in excess of the net cash proceeds from the Trust. These excess transaction expenses are not eligible for capitalization and were expensed in accordance with U.S. GAAP. See Note 2(a)(3) Cash and note 2(e)(6) Impact on Equity.